SUBSTITUTE POWER OF ATTORNEY

       Pursuant to a written Limited Power of Attorney for Section 16 Reporting Obligations
granted by each of the following individuals, collectively the Powers of Attorney, copies of which were previously filed with the Securities and Exchange Commission, the undersigned has been constituted and appointed true and lawful attorney in fact and agent, with full powers of substitution and revocation, to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted in such Powers of
Attorney:

    James A. Champy
    Anantha P. Chandrakasan
    Martin Cotter
    Bruce R. Evans
    Edward H. Frank
    Karen M. Golz
    Joseph Hassett
    Gregory N. Henderson
    Mark M. Little
    Prashanth Mahendra-Rajah
    Steve Pietkiewicz
    Vincent Roche
    Kenton J. Sicchitano
    Michael P. Sondel
    Ray Stata
    Susie Wee

        The undersigned, pursuant to the powers granted in the Powers of Attorney, hereby constitutes and appoints each of  Larry Weiss, Yoon Ah Oh and Karen Maloney as substitutes to the undersigned attorney in fact, with full power and authority to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted to the undersigned in the Powers of Attorney.  For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned in the Powers of Attorney.

       This Substitute Power of Attorney shall remain in full force and effect with respect to each individual listed above, until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 10th day of June 2020.

/s/ Kevin P. Lanouette
Kevin P. Lanouette